UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, Suite 324, San Francisco, CA	94105
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 348-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 3, 2013 LOOKSMART CANADA LIMITED, a wholly owned subsidiary of registrant LookSmart, Ltd, was granted court approval by the Ontario Superior Court of Justice [Commerical List] to complete the acquisition of certain assets of Syncapse Corp. (“Syncapse”) from its court appointed Receiver MNP Ltd. of Toronto, Ontario. The Acquisition was completed pursuant to a purchase agreement date August 12, 2013 (the “Purchase Agreement”).  Under the terms of the Purchase Agreement, the consideration paid was $3.0mm US cash.

Syncapse has conducted a technology-enabled services business that uses social media data to achieve smarter marketing on behalf of Fortune 100 and other companies.  Among other assets acquired is an enterprise-level social media management platform used to conduct that business.

Remainder of Page Intentionally Left Blank. Signature Page to Follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LookSmart, Ltd.

Date: September 6, 2013	By:	/s/ Michael Onghai
	Name:	Michael Onghai
	Title:	Chief Executive Officer